                                                                     EXHIBIT 3.7


                           ARTICLES OF INCORPORATION
                           -------------------------
                                       OF
                                       --
                     WILLIAMS & SONS CATERING COMPANY, INC.
                     --------------------------------------

                                       I.

      The name of this corporation is:

        WILLIAMS & SONS CATERING COMPANY, INC.

                                      II.

      The purposes for which this corporation is formed, and the specific business in which the corporation is primarily to engage being set forth in paragraph (1) below, are:

           (1) The specific business in which the corporation is primarily to engage is the catering and related on-premises and off-premises food service businesses, and all similar businesses;

           (2) To engage in any one or more other businesses or transactions which the Board of Directors of this corporation may from time to time authorize or approve, whether related or unrelated to the business described in
 (1) above or to any other business then or theretofore done by this corporation;

           (3) To act as principal, agent, joint venturer, partner, or in any other capacity which may be authorized or approved by the Board of Directors of this corporation;

           (4) To transact business in the State of California or in any other jurisdiction of the United States of America or elsewhere in the world;

           (5) To exercise all powers conferred by the laws of California upon corporations formed under the laws pursuant to and under which this corporation is formed, as such laws are now in effect or may at any time hereafter be amended.

      The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers stated in each clause shall, except where otherwise expressed, be in nowise limited or restricted by any reference to or inference from the terms or provisions of any other clause, but shall be regarded as independent purposes and powers.

                                      III.

      The county in the State of California where the principal office for transaction of the business of this corporation is to be located is Los Angeles County.

                                      IV.

      The number of directors shall be two, and the number may be changed by a by-law adopted by the vote of shareholders entitled to exercise a majority of the voting powers of this corporation, or by the written assent of such shareholders. The names and addresses of the persons who are appointed to act as the first directors of this corporation are:

         Name                  Address
         ----                  -------

      Richard C. Smith              611 West Sixth Street
                               Los Angeles, California  90017

      Karen L. Guffin               611 West Sixth Street
                               Los Angeles, California  90017

                                      V.

      This corporation is authorized to issue only one class of stock. The number of shares which this corporation is authorized to issue is Seven Hundred Fifty (750). The par value of each share of stock shall be One Hundred Dollars ($100.00), and the aggregate par value of shares shall be Seventy-Five Thousand Dollars ($75,000.00).

      The shareholders of this corporation are hereby granted preemptive rights to subscribe to any and all issues of shares or securities.

      IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of California, we, the undersigned, constituting the incorporators of this corporation and the persons named herein as the first directors of this corporation, have executed these Articles of Incorporation this 13th day of July, 1973.



                     _________________________________
                          Richard C. Smith



                     _________________________________
                          Karen L. Guffin

STATE OF CALIFORNIA    )
                       )
COUNTY OF LOS ANGELES  )


    On this 13th day of July, 1973, before me, Lela Flowers, a notary public in and for said county and state, personally appeared Richard C. Smith and Karen L. Guffin, known to me to be the persons whose names are subscribed to the within instrument, and acknowledged to me that they executed the same.

    IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year in this certificate first above written.


                                        _________________________________
                                          Notary Public in and for said
                                                County and State

                            CERTIFICATE OF AMENDMENT

                                       OF

                           ARTICLES OF INCORPORATION

NEIL PAPIANO and DONALD M. ROBBINS certify:

1. That they are the president and the secretary, respectively, of WILLIAMS & SONS CATERING COMPANY, INC., a California corporation.

2. That at a meeting of the Board of Directors of said corporation, duly held at 611 West Sixth Street, Los Angeles, California, on May 6, 1976, the following resolution was adopted:

    "RESOLVED: That Article I of the Articles of Incorporation of this corporation be amended to read as follows:

    'The name of this corporation is EPICUREAN, INC.'"

3. That the shareholders have adopted said amendment by written consent. That the wording of the amended article, as set forth in the shareholders' written consent, is the same as that set forth in the directors' resolution in Paragraph 2 above.

4. That the number of shares represented by written consent is 100. That the total number of shares entitled to vote on or consent to the amendment is 100.

I certify (or declare) under penalty of perjury that the foregoing is true and correct.

Executed on May 24, 1976 at Los Angeles, California.



                                           _______________________________
                                           NEIL PAPIANO, President



                                           _______________________________
                                           DONALD M. ROBBINS, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                           ARTICLES OF INCORPORATION

                                       OF

                                EPICUREAN, INC.


G. Michael Finnigan and Donald M. Robbins certify that:

1. They are the Executive Vice President and the Secretary of Epicurean, Inc., a California corporation.

2. Article I, of the Articles of Incorporation of this corporation is amended to read as follows:

  "The name of this corporation is Hollywood Park Food Services, Inc."

3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of the sole shareholder in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 100. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

  We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

  Executed this 3rd day of March, 1992, at Inglewood, California.



                                _______________________________________
                                     G. Michael Finnigan
                                     Executive Vice President


                                _______________________________________
                                     Donald M. Robbins, Secretary